Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-53887 on Form N-1A of our report dated March 22, 2006, relating to the financial statements and financial highlights of Merrill Lynch Mid Cap Value Opportunities Fund of The Asset Program, Inc. (the “Fund”) (to be renamed Black Rock Mid Cap Value Opportunities Fund of Black Rock Mid Cap Value Opportunities Series, Inc.) appearing in the Annual Report on Form N-CSR of the Fund for the year ended January 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 27, 2006